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                            CONSENT OF INDEPENDENT ACCOUNTANTS
                            ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72633) of PurchaseSoft, Inc. of our report dated July 1, 1999 relating to the financial statements, which appears in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
August 25, 1999